Report of Independent Registered
Public Accounting Firm
The Board of Trustees and Investors
Master Portfolio Trust:

In planning and performing our audit
of the financial statements of U.S.
Treasury Reserves Portfolio (the
"Portfolio"), a series of Master
Portfolio Trust, as of and for the
year ended August 31, 2017, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Portfolio's internal control over
financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Portfolio's internal control over
financial reporting. Accordingly, we
express no such opinion.
Management of the Portfolio is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A fund's internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  A fund's internal control
over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the assets of the
fund; (2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of the fund's assets that
could have a material effect on the
financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may
deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there
is a reasonable possibility that a
material misstatement of the
Portfolio's annual or interim
financial statements will not be
prevented or detected on a timely
basis.
Our consideration of the Portfolio's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Portfolio's
internal control over financial
reporting and its operation, including
controls over safeguarding securities
that we consider to be a material
weakness as defined above as of August
31, 2017.
This report is intended solely for the
information and use of management and
the Board of Trustees of Master
Portfolio Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

/s/KPMG LLP
New York, New York
October 17, 2017